Exhibit 10.1

PROPERTY ACQUISITION AGREEMENT

THIS PROPERTY ACQUISITION AGREEMENT is made the ________________________ day of _____________________, 2000.

BETWEEN:	SIZZLER AUSTRALIA PTY LTD ACN 010 060 876 (“SA”)of 16 Edmondstone Street, Newmarket, Brisbane in the State of Queensland.
(“Vendor”)

AND:	CRANPORT PTY LTD ACN 010 271 271 as Trustee for THE THIE FAMILY TRUST of Lot 12 Enkleman Road, Yatala in the State of Queensland
(“Purchaser”)

WHEREAS:

A.	SA is the registered proprietor of the Land.

B.	SA wishes to sell and the Purchaser wishes to purchase an estate in fee simple in the Land subject to the terms and conditions in this Agreement.

NOW THIS DEED WITNESSES AS FOLLOWS:-

1.	DEFINITIONS

1.1	In the Agreement, unless the subject or context is inconsistent, each of the following expressions shall have the meaning assigned to it below:-

Adjustment Date: the Date for Completion

Agreement: this agreement for sale and all Schedules and Annexures to this agreement and any variations hereof in writing and signed by the parties.

Balance Purchase Price: $810,000.00

Business Days: any day on which trading banks are open for business in Brisbane

Completion: completion of the sale and purchase of the Land as detailed in this Agreement.

Date for Completion: the date 30 days after the date of this Agreement.

Deposit: $90,000.00

Encumbrance: an interest or power:-

(a) reserved in or over any interest in any part of the Land including, without limitation, any retention of title; or

(b)

created or otherwise arising in or over any interest in any part of the Land under a bill of sale, mortgage, charge, lien, pledge, trust or power by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

Finance Date: 21 days from the date hereof.

Foreign Acquisitions and Takeovers Act: the Foreign Acquisitions and Takeovers Act 1975.

Governmental Agency: any:-

(a) state, commonwealth or local government or governmental, semi-governmental or judicial entity or authority; or
(b) minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government.

It also includes any regulatory organisation established under statute or any stock exchange.

Land: the property described in Schedule 1.

Land Title Act: the Land Title Act 1994 (Qld).

Lease: the lease contained in Schedule 2

Permit to Enter: the document entitled “Lessor’s Consent and Permit to Enter” to be given in favour of Westpac Banking Corporation, an example of which is set out in Schedule 5.

Property Law Act: the Property Law Act 1974 (Qld)

Purchase Price: $900,000.00

Purchaser: Cranport Pty Ltd ACN 010 271 271 as Trustee for The Thie Family Trust of Lot 12 Enkleman Road, Yatala

Purchaser’s Solicitors: Birch & Co Solicitors, PO Box 6089, Upper Mt Gravatt

SA: Sizzler Australia Pty Ltd ACN 010 060 876

Stakeholder: the Vendor’s Solicitors

Vendor: SA

Vendor’s F F & E: the fixtures, fittings, furniture, plant, equipment, partitions and chattels of all kinds including those which are described in Schedule 4.

Vendor’s Solicitors: Hogan Besley Boyd, Second Floor, 169 Mary Street, Brisbane

2.	INTERPRETATION

2.1	In this Agreement headings are for convenience only and shall not affect its interpretation. Except to the extent that the context otherwise requires:-

(a)

reference to any statute or statutory provisions shall include any modification or re-enactment of, or any legislative provisions substituted for, and all legislation and statutory instruments issued under such legislation or such provision;

	(b)	words denoting the singular shall include the plural and vice versa;

	(c)	words denoting individuals shall include corporations, associations, trustees, instrumentalities and partnerships and vice versa;

	(d)	words denoting any gender shall include all genders;

	(e)	references to Parties, Parts, Clauses, Annexures and Schedules are references to Parties, Parts, Clauses, Annexures and Schedules to this Agreement as modified or varied from time to time;

	(f)	references to any document, deed or agreement shall include references to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

	(g)	references to any party to this Agreement or any other document, deed or agreement shall include its successors or permitted assigns;

	(h)	all references to dates and times are to Brisbane time; and

	(i)	all references to “$” and “dollars” are references to the lawful currency of Australia.

3.	SALE AND PURCHASE

3.1	The Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor on the Date for Completion an estate in fee simple in the Land on the terms and conditions in this Agreement.

3.2

The Land shall be sold and transferred to the Purchaser free from Encumbrances except as set out in this Agreement and subject to easements and other encumbrances noted or shown on the registered plan for the Land, and always subject to the conditions appearing in this Agreement.

4.	PURCHASE PRICE

4.1	The Purchaser shall pay the Deposit to the Stakeholder on or before the date of this Agreement.

4.2	The Purchaser must pay the Balance Purchase Price on the Date for Completion.

4.3

Payment or tender of any moneys payable under this Agreement by the Purchaser to the Vendor shall be made by telegraphic transfer (into an account or accounts designated by the payee) of cleared funds which are confirmed as cleared by the payee’s bank, or by bank cheque drawn by a bank carrying on the business of banking in Queensland under the laws of the Commonwealth of Australia or the State of Queensland and any such payment or tender shall be good and sufficient payment or tender of any moneys payable under this Agreement.

5.	INVESTMENT OF DEPOSIT

Intentionally deleted.

6.	LEASE

6.1	The Land is sold subject to the Lease.

6.2	Promptly after the date of this Agreement, the Vendor’s solicitors shall make available to the Purchaser 3 copies of the Lease for signing purposes.

6.3	The Purchaser shall promptly execute the Lease and return it to the Vendor’s Solicitors within seven (7) days of receipt.

6.4	The Vendor shall promptly execute and, at its expense, stamp the Lease.

6.5

The Purchaser shall obtain the unconditional written consent to the terms of the Lease from its incoming Mortgagee (if any) and shall deliver a copy of that consent to the Vendor’s Solicitors on or before the Date for Completion.  The Vendor shall not be required to sign any Deed or Covenant in favour of the Purchaser’s incoming Mortgagee.

6.6

The Purchaser shall, immediately following Completion, register the Lease (after the Transfer in its favour and its Mortgage to the incoming Mortgagee) and deliver the Vendor’s (lessee’s) copy to it.  The registration fee shall be paid by the Vendor by way of an adjustment in favour of the Purchaser on Completion.

6.7	For the purposes of the Retail Shop Leases Act 1994 (Qld) the parties agree that:-

(a) The Vendor shall be deemed to have been given a copy of the draft Lease in Schedule 2 and the Disclosure Statement in Schedule 3, on the date of this Agreement; and

(b) The Vendor shall be deemed to have entered into the Lease as lessee on the Date for Completion.

6.8

The Purchaser acknowledges that the Vendor will be required to grant a mortgage over the Lease in favour of Westpac Banking Corporation.  As part of those arrangements, Westpac Banking Corporation will require the Purchaser to sign the Permit to Enter.  The Purchaser agrees to sign the Permit to Enter after it is made available by the Vendor’s Solicitors.  No amendment to the format of the Permit to Enter will be made by the Purchaser, and the Vendor shall not be required to pay any legal costs or other expenses relative to the signing and return of that document by the Purchaser to the Vendor’s Solicitors, whether at or prior to Completion.

7.	COMPLETION

7.1

In exchange for payment of the Purchase Price by the Purchaser to the Vendor in accordance with Clause 4 and the performance and observance by the Purchaser of the balance of its obligations under this Agreement, the events set out in Clauses 7.3 and 7.4 shall occur.

7.2

Completion shall be effected on the Date for Completion at such time between 9:00am and 5:00pm at such place in Brisbane as may be nominated by the Vendor’s Solicitors by notice in writing to the Purchaser’s Solicitors which may be given at any time prior to the Date for Completion.  In the absence of such nomination, Completion shall be effected at the office of the Vendor’s Solicitors at 3:00pm on the Date for Completion.

7.3	On the Date for Completion the Vendor shall:-

	(a)	deliver to the Purchaser an executed Transfer of the Land in favour of the Purchaser capable of immediate registration after the payment of stamp duty;

	(b)	deliver to the Purchaser a completed Form 24 for the Transfer;

	(c)	deliver to the Purchaser any instruments of title for the Land required to register the Transfer;

	(d)	deliver to the Purchaser the executed, stamped but unregistered Lease;

	(e)	deliver to the Purchaser all plans, drawings and documents in the possession or control of the Vendor which the Purchaser would reasonably require to enable the Purchaser to manage the Land; and

(f)

deliver to the Purchaser all other instruments (which shall be duly stamped) in the possession or control of the Vendor evidencing estates and interests affecting the Land and which are exclusive to the Land.

The Transfer and Form 24 shall be prepared by and at the expense of the Purchaser and delivered to the Vendor’s Solicitors within a reasonable time prior to Completion to permit execution of the same by the Vendor.

7.4	On (or before) the Date for Completion, the Purchaser shall deliver to the Vendor’s Solicitors, the signed Permit to Enter.

7.5

If, on Completion, the Land is subject to any mortgages, charges or encumbrances then the Purchaser will accept unstamped but duly executed Releases or partial Releases of such mortgages, charges or encumbrances and a stamp duty declaration Form G (if applicable) and to obtain those releases the Vendor may apply the whole or any part of the moneys paid by the Purchaser.

8.	TITLE

8.1

The title of the Vendor to the Land will as at the Date for Completion be under the Land Title Act. The Purchaser shall take title to the Land subject to that Act and subject to all notifications, easements and restrictions (other than any mortgage) now noted on the Certificate of Title for the Land.

9.	ERRORS AND MISDESCRIPTIONS

9.1

Any mistake or error in the description of the particulars of the Land shall not annul this Agreement but (unless the party’s remedies are limited, excluded or otherwise dealt with elsewhere in this Agreement) compensation or equivalent shall be given or taken by the relevant party.  Where the parties cannot agree as to the compensation to be made or given as required then such compensation shall be fixed by an expert to be appointed for that purpose  by the President for the time being of the Queensland Law Society Incorporated at the instance of either party.

10.	APPORTIONMENT OF OUTGOINGS

10.1

Subject to the terms of the Lease, all rates, taxes (other than land tax), assessments, insurance premiums and other outgoings in respect of the Land shall be borne and paid by the Vendor up until and including the Adjustment Date and the same shall if necessary be apportioned between the Vendor and the Purchaser.

10.2	Land tax shall be similarly apportioned based on a calculation of the land tax which is payable by the Vendor on a single-holding basis.

10.3

Unless and until separate assessments of rates, taxes (including land tax assessments) and other outgoings are issued or available in respect of the Land all necessary adjustments between the parties shall be made on the basis that the Land shall be liable for that proportion thereof levied or paid against the property in respect of which the assessment has issued (which amount shall be calculated proportionately by reference to the proportion which the area of the Land bears to the area of that property as a whole).

10.4

Where there is a statutory charge on the Land for land tax at the Date for Completion, then the Purchaser may request that an amount of the Purchase Price be retained and, when appropriate paid to the Office of State Revenue to obtain a land tax clearance, with such amount to be retained being determined by agreement between the parties by reference to any recommendation of the Commissioner of Land Tax.

11.	PURCHASER’S DEFAULT

11.1

If the Purchaser fails to pay the Deposit, the Balance Purchase Price or any part of the Purchase Price or otherwise fails to comply with any of the terms and conditions of this Agreement then the Vendor in addition to any other rights which are conferred upon it by this Agreement, at law or equity, may:-

(a)	affirm this Agreement and sue the Purchaser for damages for breach; or

(b)	affirm this Agreement and sue the Purchaser for specific performance and damages in addition to or in lieu thereof; or

(c)	terminate this Agreement and declare the Deposit forfeited and/or sue the Purchaser for damages for breach; or

(d)

terminate this Agreement and declare the Deposit  forfeited and at its election may re-sell the Land and any deficiency arising from or incidental to such re-sale and any cost or expense arising from such re-sale shall be recoverable by the Vendor from the Purchaser as liquidated damages.

12.	PURCHASER’S RISK

12.1	The Land shall remain at the risk of the Vendor at all times and the Vendor shall maintain all insurances required pursuant to the terms of the Lease.

12.2

On or before the Date for Completion, the Vendor shall provide to the Purchaser Certificates of Currency for all relevant insurances, which Certificates will nominate the Purchaser and its Mortgagee (if any) to allow coverage for the respective rights and interests of all parties.

13.	COSTS

13.1

The Vendor and the Purchaser shall each pay their own costs of and incidental to the sale and purchase, but all stamp duty on this Agreement and any duplicate of this Agreement pursuant to the Stamp Act 1894 (Qld) and any duty in respect of the sale and purchase by the Vendor to the Purchaser and all registration fees on the Transfers shall be paid by the Purchaser and if not paid by the Purchaser  may be paid by the Vendor and recovered from the Purchaser.  The Vendor shall, following execution of the Transfers (if required) and if so requested by the Purchaser and upon payment by the Purchaser of the normal production fee, cause the Transfers to be produced to the Office of State Revenue for stamping.

14.	VENDOR’S STATEMENT

14.1	The Vendor states that, except as disclosed in this Agreement, each of the following statements is accurate at the time the Vendor executes this Agreement:-

(a)	the Vendor has free and unqualified capacity and power to contract and to complete this Agreement;

(b)	the Vendor is not under any legal disability which affects the Vendor’s capacity to contract and to complete this Agreement.

14.2	If a statement contained in Clause 14.1 is not accurate then the Purchaser may at any time prior to the Date for Completion terminate this Agreement by notice in writing to the Vendor.

14.3	If this Contract is terminated pursuant to Clause 14.2 then the Deposit and other moneys paid under this Agreement shall be refunded to the Purchaser by the Stakeholder and the

Vendor shall be liable by way of damages as compensation for the loss suffered by the Purchaser in such sum as at the time this Agreement was made was reasonably foreseeable as the loss liable to result, and which does result from a termination of this Contract due to a statement contained in Clause 14.1 not being accurate.

15.	TIME OF THE ESSENCE

15.1	Time shall in all cases and in every respect be deemed to be of the essence of this Agreement.

16.	NOTICES

16.1

Any notice required or permitted or desired to be given by either party to the other pursuant to this Agreement must be in writing and may be given by that party or its solicitor.  Any such notice may be delivered to or forwarded by prepaid post to the person intended to receive the notice at its address shown in this Agreement or such other address as may have been notified in writing for that purpose or at the usual business or residential address of that party or solicitor.  Any notice sent by post shall be deemed to have been given or delivered on the second Business Day after the notice was posted.  Any notice may be sent by facsimile transmission and shall in that case be deemed to have been received after completion of the transmission of such notice by the party for whose benefit it was given or sent.  In addition any notice in writing may be given or document delivered in the manner prescribed in Section 257 of the Property Law Act.  For the purposes of this Agreement any notice or advice given by a party’s solicitor shall be deemed to have been given with the authority of that party.

17.	PROPERTY ADVERSELY AFFECTED

17.1	If it is established that at the date of this Agreement:-

(a)	the access to the Land is other than by way of an adjoining road dedicated for public use as a road or by way of a registered easement to a road dedicated for public use;

(b)	the Land was affected by a proposal of any competent authority for the re-alignment, widening, re-siting or altering of the then level or direction of any road or railway abutting the Land;

(c)	any electricity, telephone, water supply, sewerage or drainage service to the Land which passes through other land is not protected by a registered easement or a statutory authority;

(d)	there is current in respect of the whole or part of the Land, a notice to treat or notice of intention to resume issued by a competent authority;

(e)	the Land is dedicated as a protected area of any class mentioned in Section 14 of the Nature Conservation Act 1992 or is affected by a conservation agreement or conservation plan pursuant to that Act;

(f)

the Land is entered on the Heritage Register or is the subject of a stop order, restoration order, or non-development order, or is in a declared protected area or in a restricted zone pursuant to the Queensland Heritage Act 1992;

(g)

the Land is entered on the Contaminated Sites Register as a probable, confirmed or restricted site pursuant to the Contaminated Land Act 1991 or has ever been utilised for any of the purposes listed as prescribed purposes in Schedule 1 of the Contaminated Land Regulation 1991 and the Land is not a released or a former site;

(h)

there exists any claim for an interest in the Land by any Australian Aboriginal people pursuant to the Aboriginal Land Act 1991, the Native Title Act 1993 (Cwth) or the Native Title (Queensland) Act 1993; or

	(i)	the Land is included in the World Heritage List compiled under the Convention for the Protection of World’s Cultural and Natural Heritage 1972;

and any such facts are not disclosed in this Agreement the Purchaser may by notice in writing to the Vendor given on or before the Date for Completion terminate this Agreement in which event the Stakeholder shall refund the Deposit to the Purchaser.

17.2

The Vendor authorises the Purchaser or the Purchaser’s Solicitor to inspect all records relating to the Land held by the Governmental Agency maintaining any such records and will if requested by the Purchaser sign an appropriate authority to the Governmental Agency for the purposes of this Clause 17.

18.	SURVEY & INSPECTION

18.1

The Purchaser shall be entitled to conduct a survey of the Land to ascertain the boundaries and area of the Land and to establish the location of structures purporting to be on the Land or on adjoining land.

18.2

If there is any immaterial error in the boundaries or area of the Land or any immaterial encroachment, the Purchaser shall not be entitled to terminate this Agreement but shall be entitled to such compensation (if demanded in writing on or before the Date for Completion) as the case may require.  The Purchaser shall not be entitled to delay Completion or to withhold any part of the Purchase Price by reason of any such claim for compensation.

18.3

If there is any material error in the boundaries or area of the Land or any material encroachment, the Purchaser shall be entitled to elect by notice in writing to the Vendor given on or before the Date for Completion either:-

	(a)	to terminate this Agreement in which event the Stakeholder shall refund the Deposit to the Purchaser; or

(b)

to complete this Agreement with compensation, in which event the Purchaser shall be entitled to such compensation as the case may require and shall not be entitled to delay Completion or to withhold any part of the Purchase Price by reason of  any such claim for compensation.

19.	VENDOR’S F F & E

19.1	The Vendor shall retain ownership of the Vendor’s F F & E.

20.	JOINT AND SEVERAL LIABILITY

20.1	Any covenant or agreement on the part of two or more persons shall be deemed to bind them jointly and each of them severally.

21.	ENTIRE AGREEMENT

21.1

This Agreement constitutes the full and complete understanding between the parties with respect to the subject matter of this Agreement.  There is no other oral understanding, agreement, warranty or representation whether expressed or implied in any way extending, defining or otherwise relating to the provisions of this Agreement or binding on the parties with respect to any of the matters to which the terms of this Agreement relate.

21.2

Each of the parties covenants and irrevocably acknowledges that it has not been induced to enter into this Agreement by any statement, warranty, representation, understanding, act, omission, fact, matter, thing or conduct by or on behalf of any person including the other party, other than as expressly recorded in this Agreement.

21.3

The provisions of Clauses 21.1 and 21.2 shall operate and remain in full force and effect, except in the case of fraud by another party to this Agreement.  No other fact, matter or circumstance including breach of the provisions of Part 5 of the Trade Practices Act by a party to this Agreement shall interfere with or any way derogate from the operation and effect of Clauses 21.1 and 21.2.

22.	GOVERNING LAW

22.1	This Agreement shall be governed by and construed in accordance with the law of Queensland and each of the parties submits to the non-exclusive jurisdiction of the Queensland Courts.

23.	NO MERGER

23.1	The representations, warranties, undertakings and covenants given by the parties which are expressed in this Agreement to continue beyond Completion shall not merge on Completion.

24.	PERFORMANCE ON BUSINESS DAYS

24.1

Except where the Vendor and the Purchaser otherwise agree, where the Date for Completion falls on a day which is not a Business Day, or any other obligation is to be observed or performed on or before a certain day, or within a certain period, and that date or certain day or the last day of that period is not a Business Day then (as the case may require);

(a)	the Date for Completion;

(b)	that certain day; or

(c)	the last day of that period

shall be deemed to be the next following Business Day.

25.	FURTHER ASSURANCES

25.1

Subject to compliance by the Purchaser with its obligations under this Agreement, the Vendor shall, as required, do all acts and execute all necessary documents and paper writings for the purpose of completing the sale and ensuring that the Purchaser obtains a good and valid title to the Land, but all transfer documents shall be prepared by and at the expense of the Purchaser and delivered to the Vendor within a reasonable time prior to the Date for Completion.

26.	AMENDMENTS

26.1

Subject to Clause 26.2 no modification or alteration of this Agreement shall be valid or binding upon any party unless made in writing and duly executed or signed on behalf of such party under its seal or by its officers or representatives or attorneys or, in the case of an individual, by such party under his hand.

26.2

The Vendor and the Purchaser each acknowledge and agree that any date stipulated in this Agreement for the fulfillment of any condition or the performance of any act may be modified or varied by an exchange of written correspondence specifying such modified or varied date between the Vendor’s Solicitors and the Purchaser’s Solicitors, and any such modification or variation shall be deemed to have been made with the authority of each party.

27.	FOREIGN ACQUISITIONS AND TAKEOVERS ACT

27.1	The Purchaser represents and warrants either that:-

(a)	the Purchaser has the written approval to the transactions contained in this Agreement from the Australian Treasury under the provisions of the Foreign Acquisitions and Takeovers Act; or

(b)

the Purchaser is ordinarily resident in Australia within the meaning of the Foreign Acquisitions and Takeovers Act and the provisions of Section 21A, 25 and 26A of the Foreign Acquisitions and Takeovers Act do not apply to the Purchaser.

27.2

If there is a breach of the representation and warranty in Clause 27.1, the Purchaser hereby indemnifies the Vendor from and against any loss, damage, penalty, fine or cost which may be suffered or incurred by the Vendor as a consequence.

27.3	The warranty and indemnity in this Clause 27 shall not merge on Completion.

28.	COUNTERPARTS AND FACSIMILE

28.1	This Agreement may be executed in counterparts. Each counterpart constitutes one and the same document.

28.2

Evidence of this Agreement may be provided by facsimile on the condition that, when providing the facsimile copy, the sending party undertakes to courier the original document by overnight courier to the recipient.

29.	GUARANTEE

29.1

In the event that the Purchaser is a company whether acting in the capacity as trustee or otherwise (other than a public company listed on any board of any associated Australian Stock Exchange) then the directors of that company at the time this agreement is entered into shall be deemed by reason of the execution of this Agreement by or on behalf of the Purchaser company to have personally guaranteed the performance by that company of its obligations under this Agreement to the intent that should the Purchaser company fail or refuse to meet its obligations under this Agreement then the directors and each of them jointly and severally shall be liable to perform the said obligations and to be sued in their own names for performance thereof and/or for damages as if they were (severally and jointly) the Purchaser under this Agreement.

30.	FINANCE

30.1

This Agreement is conditional on the Purchaser obtaining approval of a loan for an amount sufficient to enable it to complete this Agreement from a financial institution by the Finance Date on terms satisfactory to the Purchaser.  The Purchaser must take all reasonable steps to obtain approval.

30.2	The Purchaser must give notice to the Vendor that:-

(a) approval has not been obtained by the Finance Date and the Agreement is terminated; or

(b) the finance condition has been either satisfied or waived by the Purchaser.

30.3

The Vendor may terminate this Agreement by notice to the Purchaser if notice is not given under Clause 30.2 by 5:00pm on the Finance Date.  This is the Vendor’s only remedy for the Purchaser’s failure to give notice.

30.4	The Vendor’s right under Clause 30.3 is subject to the Purchaser’s continuing right to terminate this Agreement under Clause 30.2(a).

31.	FURTHER INVESTIGATIONS BY PURCHASER

31.1	This Agreement is also subject to and conditional upon the Purchaser satisfying itself by the Finance Date:-

	(a)	as to the provisions of any easement registered on the title to the Land;

	(b)	as to the boundaries of the Land and as to any encroachments;

	(c)	as to the terms of the release of any charge registered over the Vendor at the Australian Securities and Investment Commission so far as such release may affect the land;

	(d)	as to the results of its searches of the Environmental Management Register and of the Contaminated Land Register;

	(e)	as to the results of its land tax search;

(f)

as to the results of its searches with the local authority concerning town planning and developments, building, health, plumbing, sewerage and drainage, rates, resumptions or realignments, outstanding charges, flood and access details (road maintenance) (if applicable);

	(g)	as to the results of its Main Roads search;

	(h)	as to the results of an inspection of the air conditioning equipment servicing the buildings erected on the land by AHW (Queensland) Pty Ltd, Engineering Consultants;

	(i)	as to the terms of the Certificates of Currency of Insurance to be provided by the Lessee to the Lessor pursuant to the provisions of Clause 7.2 of the Lease.

31.2

If the Purchaser does not obtain satisfactory search results by the Finance Date, or such additional time as may be agreed by the parties, the Purchaser may give notice of termination of this Contract to the Vendor.  In that event, the Stakeholder will account to the Purchaser for the Deposit within 3 working days of receiving a copy of the relevant notice of termination.

32.	DEPRECIATION SCHEDULE

32.1

On or before the date which is 3 business days prior to the Date for Completion, the Vendor must provide to the Purchaser details of the construction and fitout costs of the Premises (“the Schedule”) sufficient to enable the Purchaser properly to calculate the depreciation allowable to the Purchaser under Division 43 of the Income Tax Assessment Act 1997 (Cth), such Schedule to be satisfactory to the Purchaser’s accountant.

32.2

In the event that the Vendor fails to provide the Schedule to the Purchaser in accordance with this Clause 32 the Purchaser may terminate this Agreement by written notice to the Vendor in which event all moneys previously paid by the Purchaser to the

Vendor or to the Stakeholder as the case may be must be refunded to the Purchaser by the Vendor or Stakeholder as the case may be.

THIS AGREEMENT has been signed on the date specified at the commencement of this Agreement.

THE COMMON SEAL of SIZZLER	)
AUSTRALIA PTY LTD	)	Director
ACN 010 060 876 is affixed as required	)
by the terms of its Constitution:-)
)
)
Director/Secretary

THE COMMON SEAL of CRANPORT	)
PTY LTD ACN 010 271 271 as Trustee for	)	Director
THE THIE FAMILY TRUST is affixed as	)
required by the terms of its Constitution:-)
)
)
Director/Secretary

SCHEDULE 1 – LAND

Address:	Sizzler Ipswich – Cnr Brisbane Road & Barrett Street, Ipswich

Description:	- Lot -	1
	- Plan -	RP 209332
	- Title Reference -	16965059
	- County -	Stanley
	- Parish -	Ipswich

Encumbrances	(if any)

Easement No 602424322	Drainage Easement to the Council of the City of Ipswich

SCHEDULE 2 - LEASE

SCHEDULE 3 – DISCLOSURE STATEMENT

SCHEDULE 4 – VENDOR’S F F & E

•	Auto urn
•	Chip freezer
•	Chip fryers and timers
•	Cold room and store room shelving
•	Corporate signage and menu boards
•	Counter cache
•	Counters and associated refrigeration
•	Dishwasher and hoodwork
•	Display cabinets
•	Electric range
•	Facsimile
•	Finishing and holding cabinet
•	Fire extinguishers
•	Freestanding miscellaneous electrical equipment
•	Furniture (loose) and screens
•	Glass washer
•	Grills and cook line equipment
•	Hand dryers
•	Icemaker
•	Insect exterminators
•	Internal plants
•	Kitchen stainless steel and benches
•	Mechanical ventilation
•	Microwaves
•	Miscellaneous free standing refrigeration
•	Mixer and slicer
•	Music system
•	Office computer equipment
•	Ovens and complementary accessories (trolley)
•	Point of sale equipment
•	Post mix equipment
•	Poster holders
•	Prints
•	Safe
•	Salad and food bars
•	Security system
•	Shortening tender
•	Small wares
•	Steam kettles
•	Steamers
•	Time clock
•	Equipment which replaces any aforementioned item of equipment during the Term

SCHEDULE 5 – PERMIT TO ENTER

BETWEEN

SIZZLER AUSTRALIA PTY LTD ACN 010 060 876
(“Vendor”)

AND

CRANPORT PTY LTD ACN 010 271 271
as Trustee for THE THIE FAMILY TRUST
(“Purchaser”)

PROPERTY ACQUISITION AGREEMENT
SIZZLER IPSWICH

HoganBesleyBoyd
Second Floor 169 Mary Street (Edward Street Entrance) Brisbane
GPO Box 458 Brisbane Queensland 4001
Telephone  (07) 3229 4408 • Facsimile  (07) 3229 0590

FORM 7 Version 3	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1994		LEASE/SUB LEASE				Page 1 of 33
Dealing No.			Stamp Duty Imprint

1.	Lessor			Lodger Name, address & phone number Lodger Code

Cranport Pty Ltd ACN 010 271 271 atf The Thie Family Trust under instrument number 701678780

Telephone:
Facsimile:

2.	Description of Lot	County	Parish		Title Reference

	Lot 1 on RP 209332	Stanley	Ipswich		16965059

3.	Lessee Given names		Surname/Company name and number		(include tenancy if more than one)

Sizzler Australia Pty Ltd ACN 010 060 876

4.	Interest being leased

Fee Simple

5.	Description of premises being leased

The whole of the Land

6.	Term of lease	7.	Rental/Consideration

	Commencement date: 03.05.2000		$99,996.00
*Expiry date: 02.05.2008
*not required for leases in a retirement village

8.	Grant/Execution

The Lessor leases the premises described in item 5 to the lessee for the term stated in item 6 subject to the covenants and conditions contained in the attached schedule and acknowledges the debt or liability secured by this lease.

Witnessing Officer			Execution Date			Lessor’s Signature

	signature		/	/	See Enlarged Panel

full name

qualification
as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP, C.Dec)

9.	Acceptance

The Lessee accepts the lease and acknowledges the amount payable or other considerations for the lease.

Witnessing Officer			Execution Date			Lessee’s Signature

	signature		/	/	See Enlarged Panel

full name

qualification
as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP, C.Dec)

FORM 20 Version 1		QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962		ENLARGED PANEL		Page 2 of 33

Title Reference: 16965059

8.	Grant/Execution

The Lessor leases the premises described in item 5 to the lessee for the term stated in item 6 subject to the covenants and conditions contained in the attached schedule and acknowledges the debt or liability secured by this lease.

Witnessing Officer		Execution Date		Lessor’s Signature

	signature	/	/2000
Director
full name

qualification
as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP, C.Dec)				Director/Secretary

9.	Acceptance

The Lessee accepts the lease and acknowledges the amount payable or other considerations for the lease.

Witnessing Officer		Execution Date		Lessee’s Signature

	signature	/	/2000	Director

full name

qualification
as per Schedule 1 of Land Title Act 1994 (eg Legal Practitioner, JP, C.Dec)				Director/Secretary

FORM 20 Version 1	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 3 of 33

Title Reference: 16965059

1.		REFERENCE DATA

ITEM 1	PARTIES

	Lessor:	Cranport Pty Ltd ACN 010 271 271
atf The Thie Family Trust

	Address for Notices:	Lot 12 Enkleman Road
YATALA QLD 4207
Telephone:
Facsimile:
	Solicitors for Lessor:	Birch & Co
PO Box 6089
Upper Mt Gravatt

	Lessee:	Sizzler Australia Pty Ltd

	Address for Notices	16 Edmondstone Street
NEWMARKET QLD 4051

	Telephone:	3352 0800
	Facsimile:	3352 0894
	Solicitors for the Lessee:	Hogan Besley Boyd
GPO Box 458
BRISBANE QLD 4001

ITEM 2	TERM

	Term:	8 years
	Commencement Date:	03.05.2000
	Termination Date:	02.05.2008

ITEM 3	PREMISES

	Premises:	The whole of the Land including the Sizzler Restaurant building and other improvements constructed on the Land.

	Address:	Cnr Brisbane Road and Barrett Street, Ipswich

	Real Property Description:	Lot 1 on RP 209332

ITEM 4	ANNUAL RENT

	Annual Rent:	$99,996.00)	Subject to Clauses 3.1 and 3.2
	Monthly Rent:	$8,333.00)

ITEM 5	ANNUAL RENT REVIEW PROCEDURE

In accordance with Clause 3.2

FORM 20 Version 1	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 4 of 33

Title Reference: 16965059

ITEM 6	RENT REVIEW DATES

At the commencement of the second and subsequent Lease Years

Market Review Date: the first day of the first Lease Year of the Option Term (if exercised)

ITEM 7	PERCENTAGE OF OUTGOINGS PAYABLE BY LESSEE

100%

ITEM 8	PERCENTAGE RENT

5% of Gross Sales in excess of the Percentage Rent Qualification Threshold.

Percentage Rent Qualification Threshold for Year 1: $2,032,375.00

ITEM 9	USE OF PREMISES

Restaurant

ITEM 10	INSURANCE REQUIREMENTS

As per Clause 7

ITEM 11	FIRST OPTION TO RENEW

	First Option Term:	5 years

	Date of Commencement of First Option Term:	03.05.2008

Date by which First Option must be exercised in writing: Three months prior to Termination Date

ITEM 12	SECOND OPTION TO RENEW

	Second Option Term:	5 years

Date of Commencement of

	Second Option Term:	03.05.2013

Date by which Second Option must be exercised in writing: Three months prior to Termination Date

ITEM 13	GUARANTOR

Collins Foods International Pty Ltd ARBN 009 980 250

FORM 20 Version 1	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 5 of 33

Title Reference : 16965059

2.	DEFINITIONS AND INTERPRETATIONS

2.1	Definitions

“Annual Rent” is the amount stated in Item 4.

“Annual Rent Review Procedure” is set out in Item 5.

“Air Conditioning Equipment” means the plant, electrical installations, ductwork and diffusers used for the manufacture and reticulation of conditioned air throughout the Premises and includes all mechanical ventilation.

“Building” means the improvements and structures erected on the Land, including the Air Conditioning Equipment.

“Commencement Date” means the date stated in Item 2 as the Commencement Date.

“Company” means a company other than a company whose shares are listed on any Australian Stock Exchange.

“Consumer Price Index” means the All Groups Index for the city of Brisbane; provided that if the All Groups Index is discontinued or suspended, then the Lessor may select another index which is the closest to the discontinued or suspended All Groups Index.

“Essential Term” means Clauses 3.1, 3.3, 5.1, 7.1 and 10.1.

“First Option Term” means the period of the extended lease term referred to in Item 11 and Clause 13.

“Guarantor”means the person or persons named in Item 13 and each of their respective successors and assigns.

“Gross Sales” means the aggregate of all money and the money value of non-monetary items received or receivable, and any other remuneration for all goods and services sold or otherwise disposed of on or from the Premises for cash or credit or otherwise by the Lessee or any permitted licensee or concessionaire, without reserve or deduction for bad debts, including but not limited to:-

	(a)	Order(s) which originate from or are accepted at the Premises but delivery or performance is made at or from any place other than the Premises and vice versa;

	(b)	Sales made as a result of business obtained away from the Premises by persons operating from or reporting to the Premises;

	(c)	Mail, telephone, facsimile transmissions or other similar orders received, submitted or completed at or from the Premises;

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Title Reference : 16965059

(d)	All sales made or services provided by means of mechanical or other vending devices in the Premises;

(e)	Any sales made or services provided which are the result of transactions originating on the Premises of stock provided but not kept at the Premises;

(f)	Any sale made or services provided which in the normal course of business would or should be credited or attributed to the business effected on the Premises;

(g)	Any other money and monetary value of non-monetary items received by the Lessee in the course of business in the Premises which are not included or excluded by the other provisions of this Lease.

Gross Sales do not include:

(a)	The net amount of discounts reasonably and properly allowed to any customer in the usual course of business;

(b)	The amount of losses incurred in the resale or disposal of goods reasonably and properly purchased from customers as trade-ins in the usual course of business;

(c)	The amount of uncollected credit accounts written off by the Lessee;

(d)

The amount of any cash or credit refund allowed on a sale of goods or services the proceeds of which have previously been included as gross receipts where the merchandise is returned and the sale cancelled or fees for the services are refunded wholly or partly;

(e)	The amount of any instalment of purchase monies refunded to customers where a layby transaction is cancelled;

(f)	The amount of any purchase, goods and services, sales, receipts or other similar tax imposed upon the purchase price or cost of hire of merchandise or services at the point of sale or hire;

(g)	The cost of delivery;

(h)

The price of merchandise exchanged between stores of the Lessee made solely for the convenient operation of the business of the Lessee and not for the purpose of concluding a sale made at or from the Premises;

(i)	The price of merchandise returned to shippers, wholesalers or manufacturers;

(j)	The amount received from the sale of the fixtures and fittings of the Lessee from the Premises; and

(k)	Receipts from lottery sales made on a commission basis other than amounts derived as commission or fees from those sales.

FORM 20 Version 1	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 7 of 33

Title Reference : 16965059

“Gross Sales Certificate” means a Statement of the Lessee’s Gross Sales for a particular period certified by the Lessee.

“Land” means the land described in Item 2 of the Form 7.

“Lease Year” means each separate year of the Term (including any broken periods).  For the purposes of this Lease, the first Lease Year commences on the Commencement Date and ends on the following June 30.  Each successive Lease Year commences on July 1 and ends on June 30, apart from the final Lease Year, which ends on the Termination Date.

“Lessee” means the Lessee named in Item 3 of the Form 7 together with its executors, administrators and permitted assigns.  Unless inconsistent with the context, the term includes the Lessee’s employees, agents, customers and invitees.

“Lessor” means the Lessor referred to in Item 1 of the Form 7, together with its successors and assigns. Unless inconsistent with the context the term includes all persons authorised by the Lessor to act on its behalf.

“Option Term” means the period of the extended lease term referred to in either Item 11 and/or Item 12 and Clause 13.

“Outgoings” means the following expenses which the Lessor shall be entitled to recover from the Lessee:-

(a)	rates, levies and other charges imposed by the Local Authority with relation to the occupation of the Land;

(b)	Body Corporate Administrative Levies payable in respect of the Land (if applicable).

“Percentage Rent Qualification Threshold” means the amount set out in Item 8, as varied in each subsequent Lease Year by the same proportion as the rental is varied in accordance with the formulae set out in Clause 3.2.

“Premises” means the whole of the Land.

“Removable Equipment” includes fixtures, fittings, furniture, plant, equipment, partitions and chattels of all kinds which have been brought into or on the Premises by the Lessee, including (inter alia):

•	Auto urn
•	Chip freezer
•	Chip fryers and timers
•	Cold room and store room shelving
•	Corporate signage and menu boards
•	Counter cache
•	Counters and associated refrigeration
•	Dishwasher and hoodwork

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Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 8 of 33

Title Reference : 16965059

•	Display cabinets
•	Electric range
•	Facsimile
•	Finishing and holding cabinet
•	Fire extinguishers
•	Freestanding miscellaneous electrical equipment
•	Furniture (loose) and screens
•	Glass washer
•	Grills and cook line equipment
•	Hand dryers
•	Icemaker
•	Insect exterminators
•	Internal plants
•	Kitchen stainless steel and benches
•	Microwaves
•	Miscellaneous free standing refrigeration
•	Mixer and slicer
•	Music system
•	Office computer equipment
•	Ovens and complementary accessories (trolley)
•	Point of sale equipment
•	Post mix equipment
•	Poster holders
•	Prints
•	Safe
•	Salad and food bars
•	Security system
•	Shortening tender
•	Small wares
•	Steam kettles
•	Steamers
•	Time clock
•	Equipment which replaces any aforementioned item of equipment during the Term

“Rent” has the same meaning as Annual Rent.

“Second Option Term” means the period of the extended lease term referred to in Item 12 and Clause 13.

“Stipulated Rate” means the annual interest rate equal to the total of two per centum (2%) and the highest rate from time to time charged by the Lessor’s bankers to its customers on overdraft accounts in excess of One hundred thousand dollars ($100,000.00).

“Termination Date” means the date stated in Item 2 as the Termination Date.

“Trading Hours” means the hours of business generally adopted by Sizzler Restaurants operating in the State of Queensland.

FORM 20 Version 1		QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962		SCHEDULE	Page 9 of 33

Title Reference : 16965059

2.2	Interpretation

	(a)	A reference to the singular number only includes the plural number and vice versa.

	(b)	A reference to any gender includes all genders.

	(c)	Words denoting individuals include corporations.

	(d)	A reference to an Act of Parliament (or any section in an Act) includes any statutory modification or replacement of that Act.

(e)

Any provision in this Lease referring to the consent or approval of the Lessor includes the consent or approval of any mortgagee of the Land and any superior Lessor.  Any consent or approval must be in writing.

	(f)	The terms “Parties” or “Party” mean the Lessor and/or the Lessee.

	(g)	References to any clause, sub-clause or schedule refers to the corresponding clause, sub-clause or schedule in this Lease.

	(h)	The headings or marginal notes in this Lease are included for convenience only and shall not affect the construction of this Lease.

	(i)	References in this Lease to an “Item” refer to the corresponding Item number in the Reference Data.

3.	RENT

3.1	Rent

	(a)	The Lessee must pay the Annual Rent to the Lessor in equal monthly instalments in advance on the first day of each month. The Lessor shall accept payment by means of electronic banking.

	(b)	The first instalment must be paid on the Commencement Date. (Monthly Rent must be paid at the rate specified in Item 4 until the end of the first Lease Year.)

	(c)	If the first and last instalments are for a period less than one month, those instalments will be calculated on a daily basis.

3.2	Rent Review

	(a)	For the second Lease Year, the Annual Rent will be the amount derived by application of the following formula:

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Land Title Act 1994 and Land Act 1962			SCHEDULE	Page 10 of 33

Title Reference : 16965059

R = A x B C

Where:

		R =	Annual Rent for the subject year;

		A =	Annual Rent as specified in Item 4;

		B =	the Consumer Price Index for the March Quarter 2000; and

		C =	the Consumer Price Index for the December Quarter 1999.

	(b)	For each successive Lease Year, the Annual Rent will be the amount derived by application of the following formula:-

R = A x B C

Where:

		R =	Annual Rent for the subject year;

		A =	Annual Rent for the immediately preceding year;

		B =	the Consumer Price Index for the March Quarter preceding the commencement of the subject year; and

		C =	the Consumer Price Index for the corresponding March Quarter but one (1) year earlier than the quarter referred to in B.

	(c)	Annual Rent for the final Lease Year will be paid on a pro rata basis until the Termination Date.

3.3	Percentage Rent

	(a)	The Lessee must also pay Percentage Rent (if applicable) for each Lease Year.

	(b)	Calculation of Percentage Rent

Percentage Rent is the amount (if any) calculated by applying the percentage stated in Item 8 to the amount by which the Gross Sales for the Lease Year exceed the Percentage Rent Qualification Threshold.

	(c)	Lessee to Provide Gross Sales Certificate

Within 21 days after the end of each Lease Year the Lessee must provide the Lessor with a Gross Sales Certificate signed by the Lessee detailing the Lessee’s Gross Sales for that Lease Year.

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Title Reference : 16965059

(d)	Notice of Percentage Rent

Within 30 days from the receipt of the Gross Sales Certificate for the Lease Year, the Lessor must advise the Lessee of the amount of Percentage Rent payable for that Lease Year (“the Notice of Percentage Rent”).

(e)	Apportionment

Percentage Rent shall be calculated on a pro rata basis for each of the first Lease Year and the final Lease Year.  The Percentage Rent Qualification Threshold applicable during each of the first Lease Year and the final Lease Year will also be applied on a pro rata basis for the purposes of Percentage Rent calculations.

(f)	Payment of Percentage Rent

The Lessee must pay the Percentage Rent to the Lessor within 30 days from receipt of the Notice of Percentage Rent.

(g)	Records and Accounting

The Lessee must keep proper accounting records including all sales slips, cash register rolls, page stripes and any other evidence of Gross Sales for a period of 18 months after the end of each Lease Year.

(h)	Audit of Records

(i)

The Lessor may request an audit of all the books of account and records relating to Gross Sales.  The Lessee must provide such records immediately on the request of the Lessor to the Lessor or its representative for audit at a place mutually agreed between the Lessor and Lessee.

	(ii)	If the audit reveals that the Gross Sales shown on the Lessee’s Gross Sales Certificate for any month is understated by more than 5% then the Lessee must pay the costs of the audit.

	(iii)	The Lessor may request an audit within 18 months after the end of a Lease Year but this right expires after such 18 month period.

(i)	Errors in Gross Sales Certificate

If it is revealed by audit or otherwise that any Gross Sales Certificate delivered to the Lessor contains inaccurate information, then the parties must do everything necessary to correct the inaccuracy.  An adjustment will be made and the appropriate party will pay to the other on demand the amount of the adjustment.

FORM 20 Version 1	QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 12 of 33

Title Reference : 16965059

3.4	Interest on Arrears

The Lessee must pay to the Lessor interest on any rent or other moneys which are in arrears for more than fourteen (14) days calculated at the Stipulated Rate from the due date until the date of payment.

4.	OUTGOINGS

4.1	Lessee’s Percentage of Outgoings

The Lessee must pay the Percentage of Outgoings specified in Item 7 to the Lessor on demand.

4.2	Lessor to Provide Annual Estimate

The Lessor must (if requested by the Lessee) provide the Lessee with an annual estimate of Outgoings at least one month prior to the Lease Year to which it relates. (The Parties acknowledge that this shall not be required in respect of the first Lease Year.)

4.3	Audited Statement of Outgoings

Within three months after the end of each Lease Year, the Lessor must (if requested by the Lessee) provide the Lessee with an audited statement of Outgoings for that Lease Year.

4.4	Utilities & Services

The Lessee must pay to the relevant assessing authority by the due date, all water, gas, heat, electricity, telephone and any other charges relating specifically to the Premises.

4.5	Air Conditioning

The Lessee must pay for air conditioning to the Premises.  The cost of air conditioning includes electricity, maintenance, insurance and repairs (but not replacement of major components) of the Air Conditioning Equipment.

5.	USE OF PREMISES

5.1	Permitted Use

The Lessee must use the Premises only for the purpose stated in Item 9.

5.2	No Warranty

The Lessor does not warrant the suitability of the use of the Premises for the Lessee’s business.

FORM 20 Version 1		QUEENSLAND LAND REGISTRY
Land Title Act 1994 and Land Act 1962		SCHEDULE	Page 13 of 33

Title Reference : 16965059

5.3	Limitations on Use

The Lessee must:-

	(a)	comply with the terms of any Statute and all orders and regulations of all relevant authorities relating to use of the Premises;

	(b)	not cause any annoyance, damage or disturbance to the Lessor, other lessees or any other person;

	(c)	not use anything in the Premises for any purpose other than that for which it is intended;

	(d)	subject to Clause 6.1, not interfere with any drains, water supply, gas, electrical, plumbing or other services contained in the Premises without the Lessor’s consent;

	(e)	not alter the walls, ceilings or other parts of the Premises (fair wear and tear excepted) without the Lessor’s consent;

	(f)	keep the Premises clean and tidy;

	(g)	keep the Premises free of insects and pests;

	(h)	advise the Lessor promptly in writing of any damage sustained to the Premises or the defective operation of any equipment or services therein;

	(i)	keep the Premises secure;

	(j)	ensure it holds all necessary current licences and permits required to operate the Lessee’s business; and

	(k)	ensure the Premises are not used for living or sleeping or any other unlawful purpose.

5.4	Inspection by Lessor

The Lessee must permit the Lessor to show the Premises to prospective lessees and allow the Lessor to affix “To Let” notices on the Premises for the three month period prior to the Termination Date.

6.	MAINTENANCE, REPAIR AND REDECORATION

6.1	Maintenance

The Lessee must maintain the Premises in good repair and condition, fair wear and tear excepted.  (For these purposes, the Lessee acknowledges that this obligation includes a requirement to maintain the driveways, garden beds and other elements of landscaping which are situated on the Land.)  The Lessee shall in all cases be entitled

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Land Title Act 1994 and Land Act 1962	SCHEDULE	Page 14 of 33

Title Reference : 16965059

to appoint its own employees or contractors to carry out all aspects of maintenance works and the Lessee shall be responsible for payment of all expenses incurred by it in that regard.

6.2	Lessor’s Right to Inspect

The Lessor may, at all reasonable times, inspect the Premises and if notice is given to the Lessee by the Lessor to carry out reasonable repairs, the Lessee must do so at its own expense and within a reasonable time.

6.3	Lessor’s Right to Repair

If the Lessee does not carry out reasonable repairs, the Lessor may carry out those repairs at the expense of the Lessee.

6.4	Lessor to Repair Building

Subject to Clauses 6.5, 6.7 and 8.1, the Lessor must maintain and keep in good repair the roofs, exterior surfaces  and structural elements of the Premises and the Lessor’s plant and equipment (excluding Air Conditioning Equipment).  The Lessor shall be responsible for the replacement of any major components of Air Conditioning Equipment.  If the occupation or use or enjoyment of the Premises has, in the reasonable opinion of the Lessee, been diminished  to a material extent as a result of the failure of the Lessor to comply with its obligations under this Clause 6.4, and such failure continues for a period of 14 days after service on the Lessor of a written notice specifying the default, then the Lessee may carry out the necessary repairs and recover the cost by way of a set-off against Rent payable to the Lessor.

6.5	Exception

The Lessor is not required to repair the Premises to the extent that any relevant damage to the Building is caused by the Lessee.

6.6	Lessee to Notify

The Lessor will not be in breach of Clause 6.4 unless:-

	(a)	the Lessee has given the Lessor written notice to carry out repair; and

	(b)	the Lessor has not carried out the repair within a reasonable time after receipt of that notice.

6.7	Lessee to Redecorate

Subject to Clause 15.1, the Lessee must, not less than once during every six years of the Term or any extension thereof, Redecorate the Premises.  (For the purposes of this Clause, “Redecorate” means painting the interior and exterior surfaces of the Premises and replacing the floor coverings if they are worn or damaged.)

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6.8	Alterations

The Lessee may not make any alteration to the Premises without first submitting full detailed drawings to the Lessor and obtaining the Lessor’s consent.

7.	INSURANCES

7.1	Lessee’s Insurances

The Lessee must obtain and keep in effect for the duration of the Term in the name of the Lessee, and noting the interest of the Lessor and any other person named by the Lessor (for their respective interests) the following insurances:-

	(a)	Building [including plant, fixtures and fittings and all other contents excluding stock]

Insurance covering all loss or damage for replacement value resulting from any cause. This insurance may exclude:

		(i)	the cost of making good fair wear and tear or gradual deterioration;
		(ii)	the cost of making good faulty design, workmanship and materials;
		(iii)	consequential loss of any kind.

	(b)	Public Risk

Insurance for a minimum of $10,000,000.00 for any one occurrence and unlimited in all

	(c)	Plate Glass

Insurance covering all plate glass for replacement value.

Policies referred to in Clauses 7.1(a) and (b) shall contain a cross liability clause in which the insurer agrees to waive all rights of subrogation or action against any of the persons comprising the insured.

7.2	Lessee to Provide Copies

The Lessee must provide copies of the certificates of insurance to the Lessor as soon as practicable after they are taken out and (if requested by the Lessor) each time the insurances are renewed.  These certificates must contain an undertaking to notify the Lessor and its mortgagee in writing not less than thirty (30) days prior to any material change in terms, cancellation or termination.

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Title Reference : 16965059

7.3	Lessor’s Right to Effect Insurances

If the Lessee does not take out or keep in force any such insurance the Lessor may effect such insurance. The cost of that insurance must be paid by the Lessee immediately upon demand by the Lessor.

8.	DAMAGE OR DESTRUCTION OF PREMISES

8.1	Consequence of Damage or Destruction

If the Premises are damaged so that they are substantially unfit for the permitted use, then, within 21 days after the damage occurs, the Lessee must give notice to the Lessor that either:-

(a)

the Lease will end on the date which is 14 days after the date of the notice PROVIDED THAT the Lessee shall only be entitled to give such notice in the event that relevant damage to the Premises occurs within 6 months prior to the Termination Date; or

	(b)	the Lessee will restore the Premises (utilising any insurance proceeds recovered by it from any insurer which has issued a policy referred to in Clause 7.1).

8.2	Rent Payments to Continue

Notwithstanding the extent of the damage to the Premises, the Lessee shall continue to pay Rent up until and including the Termination Date, or such earlier date as the Lease is surrendered in accordance with Clause 8.1(a).

8.3	Restriction on Termination

The Lessee may not terminate this Lease if any significant part of the damage or destruction was caused or contributed to by the Lessee.

8.4	Utilisation of Insurance Proceeds by Lessor

If the Lessee does give notice under the terms of Clause 8.1(a), the Lessee shall immediately pay to the Lessor (when received) the proceeds of any insurance claim under a policy referred to in Clause 7.1(a).  The Lessee shall also be liable to pay any excess which may apply to the relevant policy.

9.	RESUMPTION OF THE PREMISES

9.1	Notification of Resumption

If either party receives notification that any part of the Premises are to be taken for any public purpose, then that party must notify the other party immediately.

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Title Reference : 16965059

9.2	Compensation Payment

In the event that the Lessor receives a payment of compensation moneys from a Government Department or Governmental Authority after a resumption of any property including all or part of the Premises, the Lessor shall account to the Lessee for such proportion of those moneys that relates to compensation for loss of the business formerly conducted by the Lessee at the Premises.

10.	ASSIGNMENT AND SUB-LETTING

10.1	Lessor’s Consent

The Lessee must not assign, sublet or grant any licence over all or any part of the Premises without obtaining the Lessor’s consent.

10.2	Requirements for Consent

Prior to granting its consent, the Lessor may require:-

	(a)	that the assignee or sublessee enter into a covenant to observe all of the Lessee’s obligations under this Lease;

	(b)	that the assignee or sublessee sign a Power of Attorney in favour of the Lessor in the form required by the Lessor; and

(c)

provision of a Bank Guarantee equivalent to not less than 3 months rental and outgoings (in substitution for the guarantee provided by Collins Foods Australia Pty Ltd at the Commencement Date, which guarantee is to be released by the Lessor in the event of an actual or deemed assignment to any entity which is not a subsidiary of Collins Foods International Pty Ltd).

10.3	Costs of Assignment

All costs associated with requesting and obtaining the Lessor’s consent are payable by the Lessee.

10.4	Lessor’s Restrictions

The Lessor must not unreasonably refuse its consent in the case of a financially secure assignee or sublessee.

10.5	Transfer of Shares

If the Lessee is a Company, any proposed dealing which will alter the effective control of the shareholding of the Lessee is deemed an assignment requiring the consent of the Lessor.

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Title Reference : 16965059

10.6	Assignment by lessor

Subject to the provisions of the Retail Shop Leases Act, if the Lessor transfers its interest in the Premises or in this Lease it will be relieved of its obligations and liability under this Lease.

11.	INDEMNITY AND COSTS

11.1	Indemnity

The Lessee indemnifies the Lessor from any liability or loss or costs and expenses:-

	(a)	caused or contributed to (but only to the extent of such contribution) by the neglect or default of the Lessee; and

	(b)	incurred as a result of any action taken by the Lessor to rectify any breach of the provisions of this Lease by the Lessee.

11.2	Costs

The Lessee must pay the following costs in relation to this Lease:-

(a)

the cost of obtaining the consent of any Mortgagee of the Land (for any purpose other than the registration of this Lease and the mortgage over the Lease to be given by the Lessee in favour of Westpac Banking Corporation);

	(b)	all stamp duty, registration fees and other necessary disbursements;

	(c)	the costs of upstamping of this Lease; and

	(d)	the Lessor’s costs and expenses associated with the enforcement of this Lease against the Lessee.

12.	LESSOR’S COVENANTS

12.1	Quiet Enjoyment

Provided that the Lessee is not in breach of this Lease, the Lessor must not unreasonably interrupt the Lessee’s use of the Premises.

12.2	Lessor to Pay Rates

Subject to Clauses 16 and 17, the Lessor must pay all rates, taxes and, where applicable, body corporate levies payable in respect of the Land.  The Lessor must attend to payments on a timely basis so as to take advantage of any available discounts, rebates and reductions.

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12.3	Lessee to Have Access

Provided that the Lessee is not in breach of the terms of this Lease, the Lessee is entitled to have full and free access to the Premises for the duration of this Lease.

13.	OPTIONS

13.1A	Grant of First Option

Provided the Lessee is not in breach of this Lease, the Lessor agrees to grant the Lessee an option to renew the Lease for the term specified in Item 11 on the same terms and conditions of this Lease (subject to the provisions of Clauses 13.3, 13.6, 13.7 and 13.8).

13.1B	Grant of Second Option

Provided the Lessee is not in breach of this Lease, the Lessor agrees to grant the Lessee an option to renew the Lease for the term specified in Item 12 on the same terms and conditions of this Lease excluding this Clause 13 (subject also to the provisions of Clauses 13.3, 13.6, 13.7 and 13.8).

13.2	Time for Exercise

The Lessee must exercise the option at least three months prior to the Termination Date.

13.3	Annual Rent for Option Term

The Annual Rent for the first Lease Year of the Option Term will be calculated in accordance with Clause 13.4.  (Once determined, the new Annual Rent and Monthly Rent figures will be inserted in Item 4 in substitution for the amounts originally specified in this Lease.)  The Annual Rent for the subsequent Lease Years of the Option Term, will be calculated in accordance with Clause 3.2.

13.4	Market Rent Review

For the first Lease Year of the Option Term, the Annual Rent will be the annualised amount calculated by review of the rent to market as follows:-

(a)

At any time not later than four (4)  months prior to the first day of the Option Term (“Market Review Date”) the Lessor will notify the Lessee in writing of the market rent for the Premises for that Lease Year (“Lessor’s Notice”).

(b)

If the Lessee does not agree that the amount stated in the Lessor’s Notice is the market rent for the Premises, the Lessee may, within 21 days of receipt of the Lessor’s Notice, give the Lessor a notice in writing requiring that the market rent be determined in accordance with Clause 13.5 (“Lessee’s Notice”).

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(c)

If the Lessee does not issue a Lessee’s Notice within the time stipulated in Clause 13.4(b), the Parties agree that the amount stated in the Lessor’s Notice is the market rent for the Premises and will be the Annual Rent from the Market Review Date.

13.5	Dispute as to Rent

(a)

If, after one month following receipt by the Lessor of the Lessee’s Notice the Parties have not agreed upon the market rent for the Premises, then either party may request the Executive Officer of the Retail Shop Lease Tribunal to appoint an independent specialist Retail Valuer (“Umpire”) to make a final determination of the market rent of the Premises (“Determination”), pursuant to the provisions of Division 4 of Part 6 of the Retail Shop Leases Act.

(b)

The Determination is to reflect the rent that would reasonably be expected to be paid for the Premises if they were unoccupied and offered for leasing for the use specified in Item 9 or a substantially similar use.  The Determination must not have regard to the value of the goodwill of the Lessee’s business or any leasehold improvements owned by the Lessee.

	(c)	The Determination shall be final and binding on the Parties. The Umpire shall give his/her determination and basis for that valuation in writing.

	(d)	The costs incurred in the Determination are to be paid equally by the Lessor and the Lessee.

	(e)	The rent payable until the Determination is the rent payable immediately prior to the Market Review Date

(f)

Any variation in rent resulting from the Determination shall take effect on and from the Market Review Date and any differential amount must be paid by the appropriate Party to the other within 14 days of the Determination.

13.6	Percentage Rent for Option Term

For the purpose of calculation of Percentage Rent in the first year of the Option Term, the Percentage Rent Qualification Threshold will be the amount applicable in the final Lease Year of the Term as increased or decreased by the same percentage factor as applies to the new market rental (as compared to the rental which applied in the final Lease Year of the Term).  The resulting figure shall be specified at the end of the second sentence in Item 8 in lieu of the figure which applied for the first Lease Year of the Term.

13.7A	Schedule of Changes for First Option Term Lease

The lease to be prepared in accordance with the terms of Clause 13.1A will incorporate the following amendments:-

		Item 2:	the date to be specified as the “Commencement Date” will be the first day of the First Option Term; the date to be specified

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as the “Termination Date” will be the last day of the First Option Term.

	Item 4:	the “Annual Rent” and the “Monthly Rent” figures shall be inserted, as referred to in Clause 13.3.

	Item 8:	the Percentage Rent Qualification Threshold is to be inserted, as detailed in Clause 13.6.

	Item 11:	details concerning the “First Option to Renew” are to be deleted.

Clause 3.2(a):

in the definition of “B”, the reference to the year “2000” is to be deleted and replaced with the words “in the year that the Option Term commences”.  In the definition of “C”, the reference to the year “1999” is to be deleted and replaced with the words “in the year preceding the year in which the Option Term commences”.

	Clause 4.2:	the second sentence in this clause is to be deleted.

	Clause 13.1A:	this clause is to be deleted.

13.7B	Schedule of Changes for Second Option Term Lease

The lease to be prepared in accordance with the terms of Clause 13.1B will incorporate the following amendments:-

	Item 2:	the date to be specified as the “Commencement Date” will be the first day of the Second Option Term; the date to be specified as the “Termination Date” will be the last day of the Second Option Term.

	Item 4:	the “Annual Rent” and the “Monthly Rent” figures shall be inserted, as referred to in Clause 13.3.

	Item 6:	the reference to “Market Review Date” is to be removed.

	Item 8:	the Percentage Rent Qualification Threshold is to be inserted, as detailed in Clause 13.6.

	Item 12:	details concerning the “Second Option to Renew” are to be deleted.

	Clause 13:	this clause is to be deleted entirely.

13.8	Lessor’s Covenant

So long as any option for renewal remains open for exercise and unexercised by the Lessee, the Lessor must not transfer its interest in the Land without first obtaining a

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covenant from the transferee in favour of the Lessee acknowledging that it is bound by the option/s for renewal and agreeing to obtain a similar covenant from any further transferee of the Land.

14.	DEFAULT BY LESSEE

14.1	Events of Default

If:-

	(a)	any part of the Annual Rent is unpaid 14 days after it has become due; or

	(b)	judgment is obtained against the Lessee in any Court and the Lessee does not satisfy it within 21 days; or

	(c)	the Lessee, being a corporation, becomes liable to be wound up or liquidated or to have a Receiver or Manager appointed; or

	(d)	the Lessee, being an individual, becomes liable to be declared bankrupt; or

	(e)	the Lessee ceases to carry on its business from the Premises without the Lessor’s consent; or

	(f)	the Lessee breaches any term of this Lease;

the Lessee will be in default.

14.2	Consequences of Default

	(a)	If the Lessee is in default and does not remedy its default within 14 days after notification from the Lessor to do so, the Lessor may:-

		(i)	re-enter and take possession of the Premises;

		(ii)	terminate this Lease;

		(iii)	exercise any other legal remedy.

	(b)	If the Lessee breaches an Essential Term, the Lessor may recover all money payable by the Lessee up to the Termination Date.

14.3	Non-Waiver

	(a)	No delay by the Lessor in acting in response to a default by the Lessee will constitute a waiver of the Lessor’s rights under Clause 14.2.

	(b)	Exercise by the Lessor of its rights under Clause 14.2 for a later default will not amount to a waiver by the Lessor of any earlier default by the Lessee.

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15.	TERMINATION

15.1	Condition of Premises

On the Termination Date (or earlier termination of this Lease) the Lessee must deliver up the Premises to the Lessor in the same condition as at the Commencement Date, fair wear and tear excepted.

15.2	Removal of Lessee’s Property

Prior to the Termination Date, the Lessee may, at its discretion, remove all or part of its Removable Equipment from the premises and rectify any damage caused to the Premises by that removal.  The Lessee shall only be entitled (but shall not be required) to remove any additional item of plant and equipment owned by it if it has obtained the prior written consent of the Lessor.

15.3	Consequences of Non-Removal

If  the Lessee does not remove its property from the Premises within 14 days after the Termination Date, the Lessor may treat the Lessee’s property as abandoned and deal with it in any way it chooses.  The Lessee will have no claim for any proceeds received on the sale of the Lessee’s property by the Lessor.

15.4	Holding Over

If the Lessee, with the consent of the Lessor, occupies the Premises after the Termination Date (other than pursuant to the grant of a further lease), the Lessee will do so as a monthly tenant on the same terms and conditions as this Lease as far as they apply to a monthly tenancy.

16.	CHANGES IN TAXATION

16.1	Parties to Confer

If and whenever during the term of this Lease the system of taxation in Australia is changed so that the amount of the Gross Sales on which Percentage Rent is calculated is varied, the parties shall at the written request of either of them to the other confer in good faith with a view to reaching agreement on an alternative formula for the calculation of Percentage Rent which removes so far as is reasonably practicable any disadvantage which either party may suffer (or if that is not achievable, which disadvantages neither party more than the other) from any such change in the system of taxation.  Any such request shall be made not earlier than three (3) months and not later than twelve (12) months after the change in the system of taxation becomes effective.  Only one request may be made in respect of each change.

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16.2	Failure to Agree

If the parties have not reached agreement on an alternative formula within sixty (60) days after service of the request to confer, either party may at any time thereafter prior to reaching agreement (evidenced in writing) by notice in writing to the other require that an alternative formula be determined by an independent assessor in accordance with the following provisions:-

(a)

If the parties have not agreed upon an independent assessor and/or agreed with the independent assessor upon the terms and conditions of his appointment within fourteen (14) days after the service of the notice requiring an independent assessor, either party may at any time thereafter request the President for the time being of the Queensland Division of the Australian Property Institute to appoint an assessor and/or to fix the terms and conditions of his appointment.

	(b)	The conditions of appointment of the assessor shall require the assessor to give his ruling in writing stating his reasons within sixty (60) days of his appointment.

	(c)	The independent assessor shall act as an expert and not as an arbitrator.

(d)

Each party may within thirty (30) days of the appointment but not thereafter make one written submission to the assessor and shall contemporaneously forward a copy of that submission to the other party.

	(e)	Each party may within fourteen (14) days of the receipt of a copy of the other party’s submission but not thereafter forward to the assessor one written response to the other party’s submission.

(f)

No other submission shall be made by either party to the assessor unless requested by the assessor.  The assessor shall not be obliged to have regard to any submission or response not given within the prescribed time.

(g)

The preferred form of alternative formula is one which adjusts the rates used for the calculation of Percentage Rent and/or adjusts the threshold figures used for the calculation of Percentage Rent but the assessor shall be at liberty to depart from the preferred form if the preferred form is not practicable having regard to the nature of the changes to the system of taxation.

	(h)	Each party shall be bound by the ruling of the assessor which shall not be challenged by either party except to correct a manifest error in law made by the assessor.

(i)

The fees and expenses of any assessor shall be paid one-half by the Lessor and one-half by the Lessee and either party paying the full amount thereof may recover one-half of such amount from the other as a debt.

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16.3	Variation of Lease

The alternative formula (whether agreed between the parties or determined by an independent assessor) shall be embodied in a memorandum of variation of lease in registrable form to be prepared, stamped and registered by the Lessor’s lawyers at the cost of the party which first requested an alternative formula.

16.4	Transitional Provisions

Pending agreement (or determination) of an alternative formula, the Lessee shall continue to pay Percentage Rent in accordance with the then existing formula but on reaching agreement (or determination), such agreement (or determination) shall apply retrospectively to the date on which the change in the system of taxation becomes effective and any necessary adjustments shall be made between the parties.

16.5	Examples of Changes Invoking Clause

Changes in the system of taxation referred to in clause 16.1 include, but are not limited, to:-

(a)

the imposition of a consumption tax or goods and services tax or value added tax or tax in the nature of a tax on goods and services imposed at the point of retail sale and which is required to be remitted to the taxing authority;

	(b)	the discontinuance of any tax of general application imposed on goods prior to the point of retail sale known at the date hereof as sales tax;

	(c)	the reduction in the rate of any tax of general application imposed on goods prior to the point of retail sale known at the date hereof as sales tax.

16.6	Examples of Changes Not Invoking Clause

Changes in the system of taxation to which clause 16.1 does not apply include, but are not limited, to:-

	(a)	the discontinuance of or variations in the rates of sales tax on selected goods (as distinct from a discontinuance or variation of general application);

(b)

taxes imposed on the Lessor on rents and other monies recoverable by the Lessor from the Lessee under this Lease which are intended as a tax on income or profits arising from the business activities of the Lessor;

	(c)	taxes imposed on the Gross Receipts of the Lessee which are intended as a tax on the income or profits arising from the business activities of the Lessee.

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17.	GST

17.1	Definition

In this clause, “GST” means a goods and services tax or any similar tax, impost or duty introduced by the Commonwealth of Australia or any State or Territory of Australia.

17.2	GST Payments

If any supply under this Lease (including the supply of the right to occupy the Premises and the supply of any goods, services, rights, benefits or other things) is or becomes subject to GST the Lessor may, in addition to any amount or consideration payable or to be provided under this Lease, recover from the Lessee an additional amount on account of GST, such amount to be calculated by multiplying the value of the consideration payable or to be provided by the Lessee for the relevant supply by the prevailing GST rate.  Any additional amount recoverable by the Lessor under this clause is payable by the Lessee at the same time as the consideration for the relevant supply is payable or to be provided.

18.	LAND TAX

18.1	Adjustment of Land Tax Payable by Lessor

In the event that the Queensland Government ceases to charge land tax to (or adjusts the amount of land tax payable by) owners of freehold properties in Queensland, the Annual Rent payable by the Lessee to the Lessor will be adjusted by an amount agreed by the Lessor and Lessee as representing the extent of the change in the Lessor’s land tax liability.

This clause will be applied on each occasion on which the Lessor’s land tax liability is adjusted.

18.2	Failure to Agree

If the parties are unable to agree on the amount of the rental adjustment to be made under Clause 18.1, the matter will be referred to an independent assessor for determination.  Such assessment will be conducted in the same manner as is set out in Clause 16.2, with the exception of sub-clause (g) of that provision.

18.3	Rental Adjustment

Any rental adjustment referred to in either of Clauses 18.1 or 18.2 will be made as from the effective date on which the Lessor is no longer liable for payment of the relevant amount of land tax.

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19.	MISCELLANEOUS PROVISIONS

19.1	Notices

	(a)	Any notice or approval must be given in writing and signed by the party giving the notice or its authorised Agent.

	(b)	Any notice must be delivered to the receiving party personally or posted to the address or sent to the facsimile number of that party set out in Item 1.

	(c)	The notice or approval will be deemed to have been received:-

	(i)	if sent by post, on the second business day after posting; or

	(ii)	if sent by facsimile, on receipt by the sender of a successful transmission report.

19.2	Assumption of Risk by Lessee

The Lessee will occupy and use the Premises at its own risk.  The Lessor will not in any circumstances be liable to the Lessee for any damage to the Lessee or any person or any property, unless such damage is caused directly by the wilful neglect or default of the Lessor.

19.3	Interruption of Services

Except in the case of the Lessor’s wilful neglect or default, the Lessor will not be liable to the Lessee for any loss or damage suffered by the Lessee due to any malfunction or interruption of or to the water, gas or electricity services or the fire equipment or for the blockage of any sewers, wastes, drains, gutters, downpipes or storm water drains.

19.4	Time to be of the Essence

Time is of the essence with respect to all obligations of the Parties and all time periods referred to in this Lease.

19.5	Entire Agreement

The terms and conditions set out in this Lease contain the entire agreement between the Parties.

19.6	Severability

If it is held by any Court that -

	(a)	any part of this Lease is unenforceable; or

	(b)	this Lease would be unenforceable unless any part of this Lease was deleted,

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that part must be deleted from this Lease without affecting the rest of this Lease.

19.7	Completion of Lease and Registration Requirements

The Lessee and the Guarantor (if any) hereby expressly authorise the Lessor and/or the Lessor’s Solicitors to:-

	(a)	complete all blanks in this Lease including but not limited to the Commencement Date, Termination Date, and area; and

	(b)	make any minor changes to this Lease to enable registration with the Department of Natural Resources.

19.8	Governing Law

This Lease is governed by the law in force in Queensland.

20.	POWER OF ATTORNEY

	(a)	The Lessee hereby appoints the Lessor to be the Attorney of the Lessee at any time after the power to re-enter has become exercisable to:-

	(i)	sign a transfer or a surrender of this Lease;

	(ii)	effect registration of a surrender of this Lease; and

	(iii)	do any act or thing relative to the Premises as effectually as the Lessee could do.

	(b)	The Lessee must ratify and confirm anything the Lessee lawfully does with respect to the Premises.

21.	GUARANTEE

21.1	Guarantee

The Guarantor guarantees the payment of all moneys to be paid by the Lessee under this Lease and the performance of all obligations of the Lessee under this Lease.

21.2	Indemnity

The Guarantor indemnifies the Lessor against all losses and expenses which the Lessor may incur as a result of any default by the Lessee.

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21.3	Guarantor’s Liability

(a)

In the event of default by the Lessee the Guarantor must on demand by the Lessor remedy the default of the Lessee and compensate the Lessor for all losses and expenses incurred by the Lessor as a consequence of that default.

	(b)	The Guarantor’s liability will not be affected by:-

		(i)	the granting of time or any other indulgence to the Lessee;

		(ii)	any assignment or purported assignment of the Lessee’s interest under this Lease (subject to Clause 10.2(c), in the event that Sizzler Australia Pty Ltd is the actual or deemed assignor);

		(iii)	any waiver or variation of the rights of the Lessor against the Lessee;

		(iv)	any variation of this Lease;

		(v)	any neglect or omission to enforce any rights by the Lessor;

		(vi)	any notice to quit given by either party to this Lease;

		(vii)	the death, insolvency, liquidation or dissolution of the Lessee or any of the Guarantors;

		(viii)	the unenforceability of any part of this Lease;

		(ix)	the exercise of any option period under this Lease;

		(x)	the lawful Termination of this Lease;

		(xi)	non-execution of this Guarantee by any Guarantor or unenforceability of this Guarantee and Indemnity against any Guarantor.

	(c)	Subject to Clause 10.2(c), the Guarantor’s liability will continue until all obligations of the Lessee have been performed by the Lessee.

	(d)	To the fullest extent permitted by law, the Guarantor waives such of its rights which may at any time be inconsistent with any of the provisions of this Guarantee and Indemnity.

(e)

In the event of the liquidation of the Lessee and disclaimer by the Liquidator of this Lease, the Guarantor will accept from the Lessor a lease of the Premises for a term equal to the remaining unexpired term of this Lease and on the same terms and conditions as this Lease.  The Guarantor must pay all costs of and incidental to the new lease.

	(f)	Where there is more than one Guarantor to this Lease, the obligations and liabilities of each and every Guarantor are joint and several.

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(g)	The Guarantor must not prove or claim in any liquidation, composition or assignment for the benefit of creditors until the Lessor has received all monies owing to it by the Lessee.

THE COMMON SEAL of COLLINS	)
FOODS INTERNATIONAL PTY LTD	)	Authorised Officer
ARBN 009 980 250 is affixed as required	)
by the terms of its Constitution:-)
)
)
Authorised Officer

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